Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN STRATEGIC INVESTMENT CO. ANNOUNCES CHANGES TO BOARD OF DIRECTORS

NEW YORK –December 29, 2023 - American Strategic Investment Co. (NYSE: NYC) (“ASIC” or the “Company”) announces the following changes to its Board of Directors.

Board member Abby Wenzel has announced that she will resign from the ASIC Board effective December 28, 2023, after serving as a director for more than nine years. Nicholas Radesca has been appointed to the Board as an independent director with immediate effect. Mr. Radesca has a long history of board memberships and has held numerous executive roles.

Commenting on Ms. Wenzel’s departure, Chief Executive Officer Michael Anderson said, “On behalf of our shareholders, we wish to acknowledge with gratitude Abby’s significant contribution to ASIC over the past nine years. In her role, Abby’s leadership and steady hand have been vital in guiding the business through significant changes and challenges.”

Mr. Radesca, 58, has decades of public company experience as chief financial officer of numerous companies, including serving as interim chief financial officer of the Company and as chief financial officer of AR Global and related companies, all of which ended in 2017. He brings to the Company a deep background in real estate, credit, M&A and operating businesses, which the Board believes will bring great value to the Company as it continues to evaluate investment opportunities beyond its current portfolio of assets.

Commenting on Mr. Radesca’s appointment, Chief Executive Officer Michael Anderson said, “We are pleased to welcome Nick back to ASIC and expect his contributions to be very valuable in this new phase of the Company. He joins a board with diverse set of experiences and expertise and believe he will be a great addition.”

About the Company

American Strategic Investment Co. owns a portfolio of commercial real estate. Additional information about ASIC can be found on its website at AmericanStrategicInvestment.com.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the anticipated benefits of the Company’s election to terminate its status as a real estate investment trust, (b) whether the Company will be able to successfully acquire new assets or businesses, (c) the potential adverse effects of (i) a resurgence of the global COVID-19 pandemic, including actions taken to contain or treat COVID-19, (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine and Israel and Hamas, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants, and the global economy and financial markets, and (iii) inflationary conditions and higher interest rate environment, and (d) that any potential future acquisition is subject to market conditions and capital availability and may not be completed on favorable terms, or at all, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 16, 2023 and all other filings with the Securities and Exchange Commission after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent filings with the Securities and Exchange Commission. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts:

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